Exhibit 99.5

June 30, 2020

To:	Max Munn
SteriLumen
50 N. Macquesten Parkway
Mount Vernon, NY 10550

From:	Matthew Hardwick, PhD
ResInnova Laboratories
8807 Colesville Rd, 3rd Floor
Silver Spring, MD 20910

Dear Mr. Munn,

Our laboratory tested both the mirror and drain units against OC43 human coronavirus. The mirror unit demonstrated a 4.56-log kill after a 2 hour exposure and the drain unit demonstrated a 1.56-log kill after a 15 min exposure. Please find the corresponding report in the following pages. OC43 is a common surrogate for SARS CoV-2, the cause of COVID-19. Moreover, both are beta coronaviruses. Therefore, it is expected that SARS CoV-2, the virus that causes COVID-19, will be killed in a similar manner to OC43.

Sincerely,

/s/ Matthew Hardwick

Matthew Hardwick, PhD

President/CEO

ResInnova Laboratories

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June 30, 2020
Antiviral Evaluation
Test Method Details
Test Method		Modified ASTM E2197
Test Organism		OC43 human coronavirus
Test Solution		Eagles Modified Medium with 2% Fetal Bovine Serum
Test Disks		20mm diameter magnetic stainless steel disk
Inoculum Applied to Test Disk		0.010 mL applied to each disk and spread to within 1 mm of edges, then dried at room temperature
Recovery Solution		Modified SDLP Buffer
Measuring Method of Number of Viable Viral Particles		Dilution Plate Method onto RD cells, viral particles were
determined using an anti-OC43 monoclonal antibody. Foci

were then counted giving Foci Forming Units (FFU).
Results
Modified ASTM E2197: Standard Quantitative Disk Carrier Test Method
Number of Replicate Experiments		1
Average Control Recovery ± S.E.M. (FFU/mL)		3.62E+04 ± 0.69E+04 = 4.55 ± 3.84 log
	Average Virus	Average	Average	Average Percent
Location	Recovered (FFU/	Log Recovery	Log Reduction (vs	Reduction (vs
	disk)		Control)	Control)
Sink Backsplash	0	NA	4.56	>99.99%
Sink Edge	0	NA	4.56	>99.99%
Sink Drain	0	NA	4.56	>99.99%
Drainpipe 1	1.00E+3	3.00	1.56	97.24%

Figure 1: Test Unit Setup

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Figure 2: Sample Sites for the Mirror Unit (left) and Drainpipe Unit (right)

Figure 3: Anti-coronavirus (OC43) results for each test location

ResInnova Laboratories

8807 Colesville Rd, 3rd Floor

Silver Spring, MD 20910